CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of Domain Energy Corporation, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), of information contained in our reserve report that is summarized in our summary letter dated March 26, 1997, relating to estimates of proved reserves and future revenue, as of December 31, 1996, to the interests of Domain Energy Ventures Corporation and Domain Energy Production Corporation Fund II in certain oil and gas properties located in the West Delta 30 Field Area, federal waters offshore Louisiana, which summary letter is attached as Annex A to the Prospectus constituting a part of the Registration Statement on Form S-1, as amended, filed by the Company under the Act, and (ii) all references to such report, letter, and/or to this firm incorporated by reference in this Registration Statement, and further consent to our being named as an expert therein.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                    By: /s/ DANNY D. SIMMONS
                                            Danny D. Simmons
                                            Senior Vice President

Houston, Texas
April 2, 1997